UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 4, 2012

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

Terminal Drive, Plainview, New York 11803

(Address of principal executive offices)

(516) 677-0200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 4, 2012, Veeco held its 2012 annual meeting of stockholders.  The matters voted on at the meeting were: (1) the election of three directors: Edward H. Braun, Richard A. D’Amore and Keith D. Jackson; (2) an advisory vote on executive compensation; and (3) ratification of the Board’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012. These matters are described in detail in the Company’s proxy statement for the meeting, which was filed with the Securities and Exchange Commission on March 20, 2012.

As of the record date for the meeting, there were 38,785,363 shares of common stock outstanding, each of which was entitled to one vote with respect to each of the matters voted on at the meeting.  Each of the directors up for reelection was reelected and each of the other matters was approved by the required number of votes on each such matter.  The terms of each of the following directors continued after the meeting:  Gordon Hunter, Roger D. McDaniel, John R. Peeler and Peter J. Simone.  The final voting results were as follows:

Matter	For	Withheld	Broker Non-votes
1. Election of Directors
(a) Edward H. Braun	26,643,348	769,087
(b) Richard A. D’Amore	27,159,620	252,815
(c) Keith D. Jackson	27,256,156	156,279

Matter	For	Against	Abstained	Broker Non-votes
2. Approval of the advisory vote on executive compensation.	24,298,521	1,776,300	1,337,613	4,465,817

Matter	For	Against	Abstained	Broker Non-votes
3. Ratification of the appointment of Ernst & Young LLP	30,577,161	1,285,382	15,708	0

In connection with the re-election of directors, the Board approved the following changes, effective immediately following the annual meeting:

•                  The size of the Board was reduced from eight to seven members,

•                  Mr. Peeler was appointed Chairman of the Board of Directors,

•                  Mr. Hunter was appointed Chairman of the Governance Committee,

•                  Mr. Jackson was appointed to the Audit Committee, and

•                  The Company’s Corporate Governance Guidelines were amended.  A copy of the amended guidelines can be found on the Company’s website www.veeco.com, under the Corporate Governance heading, which is accessible via the Investors page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 7, 2012	VEECO INSTRUMENTS INC.

	By:	/s/ Gregory A. Robbins
	Name:	Gregory A. Robbins
	Title:	Senior Vice President and General Counsel